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                                                               Exhibit (d)(i)(C)

                                   EXHIBIT P

                          FIFTH THIRD TECHNOLOGY FUND


     For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 1% of the average daily net assets of Fifth Third Technology Fund.

     The fee shall be accrued daily at the rate of 1/365th of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be paid to Adviser daily.

     Witness the due execution hereof this 25th day of May, 2000.


Attest:                             FIFTH THIRD BANK


                                    By: /s/ Scott N. Degerberg

                                    Name:   Scott N. Degerberg

                                    Title: Vice President


                                    FIFTH THIRD FUNDS


                                    By: /s/ Jeffrey Cusick
                                        Jeffrey Cusick
                                        Vice President
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                                   EXHIBIT Q

                 FIFTH THIRD OHIO TAX EXEMPT MONEY MARKET FUND


     For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.40 of 1% of the average daily net assets of Fifth Third Ohio Tax Exempt Money Market Fund.

     The fee shall be accrued daily at the rate of 1/365th of 0.40 of 1% applied to the daily net assets of the Fund.

     The advisory fee so accrued shall be paid to Adviser daily.

     Witness the due execution hereof this 25th day of May, 2000.


Attest:                             FIFTH THIRD BANK


                                    By: /s/ Scott N. Degerberg

                                    Name:   Scott N. Degerberg

                                    Title: Vice President


                                    FIFTH THIRD FUNDS


                                    By: /s/ Jeffrey Cusick
                                        Jeffrey Cusick
                                        Vice President